EMPLOYMENT AGREEMENT
                              --------------------

THIS AGREEMENT made as of the __22__ day of __March__, 2001.


BETWEEN:


     Cormax Business Solutions Inc., ("Cormax Inc.") a body corporate incorporated under the laws of the state Utah owning 100% of the shares of Expanded Systems Solutions Inc., a Canadian Federal Corporation, having offices in the City of Calgary, in the Province of Alberta, (hereinafter collectively called the "Corporation")

                                                               OF THE FIRST PART

                                     - and -


     Grahame Entwistle, an individual residing in the City of Calgary, in the Province of Alberta (hereinafter called the "Employee")

                                                              OF THE SECOND PART


         WHEREAS the Corporation wishes to retain the services of the Employee in the capacity of Manager of Operation for the Network Division of the Corporation, to assist in the furtherance of its Business activities as hereinafter defined;


     AND WHEREAS Cormax Business Solutions Inc. and Expanded System Solutions Inc., agreed in respect to the claims of the Employee hereunder referred to herein as the Corporation;


         AND WHEREAS the Corporation and the Employee have agreed that their relationship will be governed by the terms and conditions of this Employment Agreement (hereinafter the "Agreement");


     AND WHEREAS as of the effective date of this Agreement the Business activities will be performed by the Employee in respect to the subsidiary Expanded Systems Solutions Inc. ("Expanded Systems ");


         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the provision of services by the Employee to the Corporation, and the employment of the Employee by the Corporation, and for other good and valuable consideration, the Parties hereto agree as follows:


ARTICLE I
                         DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, the following terms shall have the following meanings:

(a)      "Act" means the Alberta Business Corporations Act, as amended;

(b) "Affiliated" has the meaning set out in the Act, and an "Affiliate" means one of two or more Affiliated bodies corporate;

(c)      "Agreement" means this Employment Agreement;

(d) "Associated Group" means two or more Persons who are associated with respect to the exercise of rights attached to Voting Interests in an Entity by contract, business arrangement, personal relationship, common control in fact through the ownership of Voting Interests, or otherwise, in such a manner that they would ordinarily be expected to act together on a continuing basis with respect to the exercise of those rights;

(e) "Base Salary" means the amount paid to the Employee annually by the Corporation pursuant to Article 5.1;

(f) "Benefits" means those amounts or entitlements provided by or paid for by the Corporation in respect of the Employee pursuant to Article 6;

(g) "Business" means the business of network design and support, delivery of communication hardware and architecture to corporate user, development of wireless footprints, value added reseller for equipment manufacturers, corporate branding, web design, web hosting;

(h) "Cause" means the termination of the Employee's employment by the Corporation for any reason which would entitle the Corporation to terminate the Employee's employment without notice or payment in lieu of notice at common law, or under the provisions of any other applicable law or regulation and includes, without limiting the generality of the foregoing:

               (i) Fraud, misappropriation of the Corporation's property or funds, embezzlement, malfeasance, misfeasance or nonfeasance in office which is willfully or grossly negligent on the part of the Employee;

               (ii) The willful allowance by the Employee of his duty to the Corporation and his personal interest to come in conflict in a material way in breach of the obligations of the Employee set forth in article 13.1 hereof, in relation to any transaction or matter that is of a substantial nature; or

               (iii) The material breach by the Employee of the following enumerated covenants or obligations under this Agreement, namely, any violation of the terms of the Employee Confidentiality, Nondisclosure and Non-Competition Agreement attached hereto as Schedule "F";

(i)      "Change of Control" means:


                  For the purposes of this Agreement, a Change of Control shall be deemed to have occurred at such time as:

               (i) the sale, lease or transfer by the Corporation of all or substantially all of the assets of the Corporation to any Person other than a Related Corporation; or

               (ii) approval by the shareholders of the Corporation of the liquidation, dissolution or winding-up of the corporation; or


               (a) a situation in which the majority of the Board of Directors of the Corporation following a meeting of the shareholders of the Corporation involving a contest for, or an item of business relating to, the election of directors, are not management nominees to the Board of Directors.

(j) "Company Property" includes any materials, tools, equipment, devices, records, files, data, tapes, computer programs, computer disks, software, communications, letters, proposals, memoranda, lists, drawings, blueprints, correspondence, specifications or any other documents or property belonging to the Corporation or any Related Corporation;

(k) "Confidential Information" means any information of a confidential nature which relates to the Business of the Corporation or any Related Corporation, including, without limiting the generality of the foregoing, trade secrets, technical information, marketing strategies, sales and pricing policies, financial information, business, marketing or technical plans, programs, methods, techniques, concepts, formulas, documentation, intellectual property, software, industrial designs, products, strategic studies, client and supplier lists, shareholder data and personnel information of the Corporation and any Related Corporation. Notwithstanding the foregoing, Confidential Information shall not include any information which:

                    (i) was in the possession of or known to the Employee, without any obligation to keep it confidential, before it was disclosed to the Employee by the Corporation; or

                    (ii) is or becomes public knowledge through no fault of the Employee; or

                    (iii) is independently developed by the Employee outside the scope of his employment duties to the Corporation; or

                    (iv) is disclosed by the Corporation to another Person without any restriction on its use or disclosure; or

                    (v) is or becomes lawfully available to the Employee from a source other than the Corporation.

(l)       "Convertible   Securities"   means  any   securities   convertible  or
          exchangeable into Shares or carrying the right or obligation to acquire Shares;

(m) "Effective Date" means April 1, 2001 or such other date as the parties may mutually agree to;

(n)       "Employee" means Glenn Boyd;

(o)       "Employer" means Expanded Systems Solutions Inc;

(p)       "Entity" means a Person other than a natural person;

(q) "Holder" means any Person or group of Persons (other than a Related Corporation) acting jointly or in concert, or associated or Affiliated with any such Person, group of Persons or any of such Persons acting jointly or in concert;

(r) "Monthly Base Salary" means the annual Base Salary paid to the Employee, divided by 12;

(s) "Notice" means any Notice given by one Party to the other Party in accordance with Article 14;

(t) "Party" means one or other of the Employee and the Corporation, and "Parties" means both the Employee and the Corporation;

(u) "Permanent Disability" means a mental or physical disability whereby the Employee:

          (i) is unable, due to illness, disease, mental or physical disability or similar cause, to fulfill his or her obligations as an employee or officer of the Corporation for any consecutive 3 month period, or for any period of 4 or more months (whether consecutive or not) in any consecutive 12 month period; or

          (ii) is declared by a Court of competent jurisdiction to be mentally incompetent or incapable of managing his or her affairs;

(v)       "Person" means a natural  person,  firm,  corporation,  company,  body
          corporate,   trust,   partnership,    joint   venture,    association,
          unincorporated organization, government or any agency thereof;

(w) "Related Corporation" means any subsidiary, parent company, division, Affiliate, predecessor or successor of the Corporation;

(x) "Remuneration" means the Base Salary and other amounts the Employee is entitled to receive pursuant to Article 5, including the bonus entitlement set out in Schedule "B", as well as the value of the Employer paid portion of the benefits provided to the Employee pursuant to the provisions of Schedule "C";

(y) "Term" means the period during which this Agreement remains in force pursuant to Article 3;

(z) "Termination Date" means the last day actively worked by the Employee for the Corporation;

(aa)     "Triggering Events" means any one or more of the following:

         (i) the written election of the employee within 180 days of the effective date of the Change of Control to terminate his employment in accordance with the provisions of article 10.2 (a) of this Agreement ; or

         (ii) failure by the Corporation to offer the Employee employment on substantially the same terms and conditions as existed immediately prior to the Change of Control, taking into consideration the Employee's duties, responsibilities and status within the Corporation, the titles and offices held by the Employee within the Corporation and the salary, benefits and other compensation received by the Employee pursuant to his employment with the Corporation; or

         (iii) the assignment by the Corporation to the Employee of any duties which are inconsistent with the Employee's position, duties, and responsibilities within the Corporation as in effect immediately prior to the effective date of the Change of Control; or

         (iv) a reduction by the Corporation of the Employee's Remuneration or Benefits, other than a reduction imposed on all employees of the Corporation which would not constitute constructive dismissal at common law, or any change in the basis upon which such Remuneration or Benefits are determined and calculated, other than a change which does not result in a reduction in the overall economic benefit to the Employee, taking into account all Remuneration and Benefits; or

         (v) failure by the Corporation to continue in effect or otherwise provide substantially similar benefits for the Employee including any life, disability, medical and dental, health and accident insurance, or any pay incentive, bonus or deferred compensation plan or program to which the Employee was entitled immediately prior to the Change of Control; or

         (vi) termination of the Employee's employment by the Corporation that is without Cause or is finally determined by a court of competent jurisdiction to be without Cause.

(bb)     "Voting Interest", with respect to:

         (i) a corporation, company or other body corporate with share capital, means a Voting Share or any right which upon exercise, conversion or otherwise is capable of becoming, directly or indirectly, a Voting Share or giving to the holder thereof rights similar to those enjoyed by the owner of a Voting Share;

         (ii) a corporation, company or other body corporate without share capital, means an ownership interest in the assets thereof that entitles the owner to rights similar to those enjoyed by the owner of a Voting Share; and

         (iii) a partnership, trust, joint venture, association, unincorporated organization, government or an agency thereof, means an ownership interest in the assets thereof that entitles the owner to participate in the direction of the policy thereof;

(cc)     "Voting Share" means:

         (i) a share in the capital of a corporation, company or other body corporate to which is attached a voting right ordinarily exercisable at meetings of shareholders of the corporation, company or other body corporate; and

         (ii)              any  other  right  granted  by  or  in  respect  of a
                           corporation,   company   or  other   body   corporate
                           currently exercisable to elect or appoint:

                (A) individuals  to the board of directors  of the  corporation, company or other body corporate; or

                (B) individuals   forming   such  other  group  of   individuals
                    comprising the directing mind or will of the corporation, company or other body corporate.

1.2 The headings in this Agreement are inserted for convenience and ease of reference only, and shall not affect the construction or interpretation of this Agreement.

1.3 All words in this Agreement importing the singular number include the plural, and vice versa. All words importing gender include the masculine, feminine and neuter genders.

1.4      All monetary amounts are in Canadian dollars.

                                   ARTICLE II
                             EMPLOYMENT OF EMPLOYEE

2.1 The Corporation agrees to employ the Employee as the Manager of Operation for the Wireless Division of the Corporation, and the Employee agrees to accept such employment, all in accordance with the terms and conditions of this Agreement.

2.2 The parties hereto agree that the relationship between the Corporation and the Employee is that of employer and employee.

                                  ARTICLE III
                                TERM OF AGREEMENT

3.1 The Term of this Agreement shall be for an indefinite period from the Effective Date, unless earlier terminated by the Corporation or the Employee pursuant to the terms and conditions of this Agreement.

                                   ARTICLE IV
                               DUTIES OF EMPLOYEE

4.1      The Employee shall, during the Term of this Agreement:

        (a) perform the duties and responsibilities of the Manager of Operations of the Wireless Division of the Corporation, as set forth under the heading "Duties of Position" in Schedule "A" attached hereto

        (b) devote the whole of his or her working time, attention, efforts and skill to the performance of his or her employment duties and responsibilities as set out herein, and truly and faithfully serve the best interests of the Corporation at all times. In particular, and without limiting the generality of the foregoing, the Employee shall not engage in any personal activities or any employment, consulting work, trade or other business activity on his or her own account or on behalf of any other Person which may compete, conflict or interfere with the performance of the Employee's duties hereunder in any way. It shall not be a violation of this Article 4.1(b) for the Employee to engage in a voluntary activity or other public service which does not interfere with the Employee's duties under this Agreement; and

                                   ARTICLE V
                                  REMUNERATION

5.1 During the term of this Agreement, subject to being amended up words as hereinafter provided, the Corporation shall pay to the Employee a salary of $86,400 per annum (the "Base Salary") being in the Base Salary of Employee stipulated in Schedule "A" under the heading "Base Salary" as of the effective date of this Agreement, less required statutory deductions, payable in equal semi-monthly installments in such a manner as the parties may mutually agree. The Employee's Base Salary will be reviewed annually by the Board of Directors of the Corporation, and may be increased at the sole discretion of the Board of Directors, based upon such factors as the Board of Directors in its sole discretion determines are relevant, which factors may include the performance of the Corporation and the Employee compensation arrangements of other corporations of a similar size engaged in a similar Business to that of the Corporation in Canada.

5.2 The Employee may also be granted a performance bonus from time to time on terms and conditions, and in an amount to be determined by the Board of Directors of the Corporation, in its sole discretion, based upon such factors set forth in the bonus plan set out and heading "Performance Incentive Bonus Plan" in Schedule "B" attached hereto (the "Bonus Plan"), which factors may include the Employee's performance under the terms of this Agreement and the performance of the Corporation. Subject to the foregoing terms, the Board of Directors shall exercise its discretion reasonably.

5.3  The   Corporation   shall   reimburse  the  Employee  for  all   reasonable
out-of-pocket expenses incurred in the performance of his or her employment duties under this Agreement, including, without limiting the generality of the foregoing, all travel and promotional expenses payable or incurred by the Employee in connection with the performance of his or her employment duties. All payments or reimbursements of expenses shall be subject to the submission by the Employee of appropriate vouchers, bills and receipts.

5.4 Upon termination of this Agreement for any reason, the Employee shall be entitled to receive any Remuneration earned up to the Termination Date, in addition to any other severance or termination payment which is payable under the terms of this Agreement. Employee shall also be entitled to receive, at the time of his termination of employment, any bonus to which Employee may be entitled under Article 5.3 of this Agreement, which bonus shall be pro-rated to the Termination Date. Said prorated bonus shall be payable at the time stipulated in the Bonus Plan referred to in Article 5.3 of this Agreement.

                                   ARTICLE VI
                                    BENEFITS

6.1 The Employee shall be entitled to receive the Benefits set out in Schedule "C" hereto, subject to the terms and conditions of any applicable benefit plan, as may be amended by the Corporation at its sole discretion from time to time.

                                  ARTICLE VII
                                  STOCK OPTIONS

7.1 The Employee may be granted stock options in the Shares of the Corporation from time to time, at the sole discretion of the Board of Directors of the Corporation. Any stock options granted to the Employee shall be subject to the terms and conditions of the Corporation's stock option plan, as may be amended by the Corporation at its sole discretion from time to time, and the terms and conditions of any applicable stock option agreement. Any stock option grant awarded to the Employee, together with the terms and conditions of the Corporation's Stock Option Plan shall be attached to this Agreement when granted, as Schedule "D".

7.2 The stock options that the Employee has been granted as set forth in the Option Agreements attached hereto as Schedule "D" which have not vested on the date the notice of the termination of employment of the Employee is given under article 9.1 (a) or article 10.2 of this Agreement, shall forthwith be accelerated. These accelerated options which will then be vested, as well as any then vested options which have not yet been exercised, will be exercisable up until the end of the time for exercising options as set out under the original Option Agreement under which they were granted as if the Employee's employment and/or office continued for the 30 days notice required under article 10.1 and the severance period applicable under the provisions of article 9 (a) (i) for the calculation of the retiring allowance. In the event the stock option plan under which the option agreements were granted needs to be amended, to put into effect the provisions of this article 7.2, then the Corporation agrees that on a best efforts basis it will make applications to the necessary regulatory authorities and stock exchanges to obtain the amendment of said stock option plan. In the event that for any reason the Corporation is not able to obtain the consent of the regulatory authorities and stock exchange to the amendment of the stock option plan as may be required by this article 7.2 , then Corporation agrees to compensate the Employee on the basis that the stock options shall notionally continue to exist for exercise under the provisions of this article
7.2 and Employee will still be notionally entitled to exercise his stock options as provided for in this article 7.2 , but instead of the Corporation issuing shares in the name of the Employee on the exercise of the option, it shall pay cash compensation to the Employee equivalent to the difference between the option price of the share option notionally exercised and the value of the shares of the Corporation as traded on the market at the close of trading on the day the notice of notional exercise of the option is given to the Corporation. All future share options agreements that shall be granted to the Employee by the Corporation shall be deemed to have been attached and form part of Schedule "D" and will be deemed to be subject to the terms of this article 7.2.


                                  ARTICLE VIII
                                    VACATION

8.1 The Employee shall be entitled to an annual vacation of 3 weeks. Vacation may be taken in such a manner and at such times as the Employee and the Corporation mutually agree. Effective January 1, 2003, the Employee shall be entitled to an annual vacation of 4 weeks. Effective January 1, 2005, the Employee shall be entitled to an annual vacation of 5 weeks.

                                   ATICLE IX
                           TERMINATION BY CORPORATION

9.1 The Corporation shall be entitled to terminate this Agreement and the Employee's employment with the Corporation:

        (a) at any time, for any reason, upon written Notice to the Employee, in which case:

           (i)      the  Corporation  shall  pay to  the  Employee  a  lump  sum retiring allowance ("Retiring Allowance") equal to the Monthly Remuneration immediately prior to the Termination Date, multiplied by 6, in full and final settlement of any claims by the Employee against the Corporation or any Related Corporation, arising out of or in any way connected with the Employee's employment with the Corporation or the termination of the Employee's employment with the Corporation, whether at common law or under the provision of any statute or regulation, or pursuant to any agreement between the Parties;

          (ii) the number of months set forth in Article 9.1(a)(i) shall be increased by one month per year of service commencing on January 1, 2003, increasing to 7 months, and then each and every year thereafter, and the number of months shall be capped at a total of 18 months, effective January 1, 2013;

          (iii)     the  Employee's  right to  receive  the  payment  under this
                    Article 9.1(a) shall not be subject to any duty to mitigate, nor affected by any actual mitigation by the the obligation of the Corporation to make payments under this Article 9.1(a) shall be subject to any and all withholdings and deductions required to be made by the Corporation by law, subject to the Corporation that the Employee shall have the right, at the option of the Employee, (A) to receive such Retiring Allowance in a lump sum within 30 days following the Termination Date, or (B) to receive such Retiring Allowance in 12 equal consecutive monthly installments commencing the month immediately following the Termination Date, together with interest on the unpaid balance at the interest rate that the Corporation could obtain on 90 day Canada Treasury Bills at the close of market on the first business day of each month, or (C) to receive such Retirement Allowance in 24 equal consecutive monthly payments commencing the Termination Date together with interest on the unpaid balanced at the interest rate that the Corporation could obtain on 90 day Canada Treasury Bills at the close of market on the first business day of each month, or (D) to transfer such portion of the Retirement Allowance to a qualified deferred income tax shelter plan proposed by the Employee, or other plan by the employee to receive the Retiring Allowance in a tax effective manner, providing such proposals be in compliance with the provisions of the Income Tax Act (Canada) and the regulations thereunder, and then receive the balance as allowed per his election under A, B, or C of this Article 9.1(a)(iv);

        (iv) payment under this Article 9.1(a) shall be subject to the prior execution by the Employee of a release and indemnity in favour of the Corporation and any Related Corporations, in the form of the release that is attached hereto as Schedule "E";

        (v) for the purpose of calculating the Bonus Plan element of Remuneration in calculating the Retiring Allowance of Employee, should the employee be entitled to a Retiring Allowance during the period up to December 31st 2001 than the amount of the bonus to be included in the calculation of the Retiring Allowance will be that earned during the calendar year ending December 31st, 2001, and should the Employee be entitled to a Retiring Allowance during the period between January 1st, 2002 to December 31st 2002 then the amount of the bonus to be included in the calculation of the Retiring Allowance will be the average bonus earned during the calendar years ending December 31st, 2001 and December 31st, 2002, and should the employee be entitled to a Retiring Allowance in any year during the term of this agreement after December 31st 2002 then the amount of the bonus to be included in the calculation of the Retiring Allowance will be the average of the bonus earned during the two previous calendar years; and

        (vi) the Corporation shall have the right to set-off against any payments to the Employee under this Article 9.1(a) any amount which the Employee owes to the Corporation; or

        (b) at any time, without notice or payment in lieu of notice, for Cause.

                                   ARTICLE X
                             TERMINATION BY EMPLOYEE

10.1 The Employee may terminate this Agreement and his employment with the Corporation by providing 30 days' prior written Notice to the Corporation. Upon receipt of such Notice of termination by the Employee, the Corporation shall only be required to pay the Employee any Remuneration, and provide the Employee with any Benefits, earned up to the Termination Date, and may either require the Employee to continue to perform his duties until the completion of the Notice period, or dismiss the Employee at any time after receipt of the written Notice.

10.2 Subject to the conditions set out in Article 10.4, the Employee may terminate his employment with the Corporation immediately and receive 2 x the Retiring Allowance then stipulated under Article 9.1 (a), and the Employee shall also be entitled to the other payments then stipulated in Article 9.1(a), upon the occurrence of one of the following:

        (a) on written notice by the Employee, within 180 days of the Effective Date of the Change of Control of the Corporation, that the Employee has elected to terminate his employment pursuant to this Article 10.2(a) ; or

        (b) one or more of the Triggering Events [not including the Triggering Event set forth in Article 10.2 (a)], at any time within one year from the effective date of the Change of Control referred to in Article 10.2(a), in which case the Employee shall provide written Notice to the Corporation setting out the basis upon which he or she believes that a Change of Control and one of the Triggering Events have occurred. In the event that the Corporation disagrees that a Change of Control and/or one of the Triggering Events have occurred, then such dispute shall be resolved pursuant to the provisions of
Article 16.11 of this Agreement.

10.3 In the event that the Employee's employment is terminated with the Corporation in strict accordance with Article 10.2, and only in that event:

        (a) the Corporation shall pay to the Employee the Retiring Allowance and other amounts stipulated in Article 9.1(a) of this Agreement, in full and final settlement of any claims by the Employee against the Corporation or any Related Corporation, arising out of or in any way connected with the Employee's employment with the Corporation or the termination of the Employee's employment with the Corporation, whether at common law or under the provision of any statute or regulation, or pursuant to the terms of any agreement between the Parties;

        (b)       the Employee's right to receive the payment under this Article
                  10.3 shall not be subject to any duty to mitigate, nor affected by any actual mitigation by the Employee.

10.4 Payment under Article 10.3 shall be subject to the following conditions:


        (a) the prior execution by the Employee of a release and indemnity in favour of the Corporation and any Related Corporations, stipulated by Article 9.1(a)(v) of this Agreement;

        (b) the Employee's full cooperation and assistance in connection with any Change of Control or proposed Change of Control, to transfer the Employee's duties and responsibilities to a replacement, and the tendering by the Employee of his or her resignation from any position he or she may hold as an officer or a director of the Corporation and any Related Corporations, at such time as the Corporation may request, provided that this obligation shall not extend for more than 30 days after the Termination Date, and in the event that the Employee expends more than 10 hours of his time complying with this obligation, then the Corporation shall pay to the Employee a consulting fee in the amount of $150.00 per hour, plus G.S.T., for all hours expended by employees of the aforementioned 10 hour maximum. Consulting fees billed pursuant to this provision shall be rendered by issuance of an account to the Corporation stipulating the number of hours, the date on which they occurred, and providing the Corporation the G.S.T. registration number of the Employee, should such registration be required by law;

        (c) payment under Article 10.3 shall be made within ten (10) days after receipt by the Corporation of the written Notice referred to in Article 10.2;

        (d)         the  obligation of the  Corporation  to make payments  under
                    Article 10.3 shall be subject to the provisions stipulated in Article 9.l(a)(iv) of this Agreement;

        (e) the Corporation shall have the right to set-off against any payments to the Employee under Article 10.3 any amount which the Employee owes to the Corporation; and

        (f) payment under Article 10.3 shall be in place of, and not in addition to, any other severance or termination payment in lieu of reasonable notice which may be made to the Employee pursuant to any other term or provision of this Agreement.

10.5 In the event that the Employee terminates his employment with the Corporation otherwise than in strict accordance with the requirements set out in
Article 10.2, the Corporation shall have no obligation to pay the Employee the sum of money set out in Article 10.3.

                                   ARTICLE XI
                 TERMINATION UPON DEATH OR PERMANENT DISABILITY

11.1 This Agreement shall automatically terminate upon the death of the Employee.

11.2 In the event that the Employee shall suffer a Permanent Disability, the Corporation may terminate this Agreement and the Employee's employment by providing at least 30 days prior written Notice to the Employee. Upon termination of the Employee's employment pursuant to this Article 11.2, the Corporation shall have no further obligation to the Employee, with the exception that the Employee shall continue to be entitled to such insurance benefits as may be provided pursuant to any long term disability plan and to any benefit or entitlement under any pension plan of the Corporation in which the Employee participates.

                                  ARTICLE XII
                  CONFIDENTIAL INFORMATION AND COMPANY PROPERTY

12.1 The Employee acknowledges and agrees that in performing the duties and responsibilities of his or her employment pursuant to this Agreement, he or she will occupy a position of high fiduciary trust and confidence with the Corporation, pursuant to which he or she will develop and acquire wide experience and knowledge with respect to Confidential Information and the

Business carried on by the Corporation and its Related Corporations, and the manner in which such Business is conducted. Accordingly, the Employee acknowledges and agrees that the execution by the Employee of the Confidentiality, Non-Disclosure and Non-Competition Agreement attached hereto as Schedule "F" shall be a condition precedent to this Agreement coming into force, and the strict observance of the requirements of the said Confidentiality Agreement shall be a condition of employment hereunder.

                                  ARTICLE XIII
                              CONFLICT OF INTEREST

13.1 The Employee shall not during the continuance of this Employment Agreement, either as a principal or agent, partner, or shareholder, or as a Director, Officer or Manager or Employee of a corporation or otherwise, carry on or be engaged or concerned or interested in any business which is in competition to the Business conducted by the Corporation or any Related Corporation. Notwithstanding the provisions of this Article 13.1, nothing set out in this
Article 13.1 shall prevent the Employee from being a shareholder only, holding not more than 2% of the outstanding shares of any company or corporation carrying on such a business and whose shares are listed on a recognized stock exchange in the United States of America or Canada.

13.2 In the event that the Employee determines that he has an interest as described above in sub- paragraph 13.1 or any other interest which might be in conflict with his obligations to Corporation, whether that conflict be apparent or real, Employee shall in writing disclose that interest to the the Board who shall then be requested to obtain and provide a legal opinion to the Employee and Corporation as to whether or not the interest declared constitutes a conflict of interest. During the period of time prior to the provision of said legal opinion, Employee shall be entitled to continue to fully participate in his duties as described hereunder with the proviso that in the event that any matter relating to the declared conflict of interest arises, the Employee shall recuse himself from any discussion in respect to that matter. The Employee shall provide a report in writing on a weekly basis until the legal opinion is received, of situations in which a recusal has taken place as required hereunder. Once the legal opinion has been received together with any recommendations in respect to the declared or apparent conflict of interest, Employee and the Board of Directors of the Corporation will conclude forthwith a mutually acceptable arrangement to ensure that any concerns that are raised by the legal opinion in respect to this matter are dealt with on a mutually satisfactory basis. Effective as of the effective date of this Employment Agreement, namely April 1, 2001, Employee declares that he knows of no conflict of interest or apparent conflict of interest that would be in violation of the provisions of Article 13.1, save those listed in Schedule "G" which is attached hereto, which declared conflicts of interest are waived by the Corporation, subject to the requirement of the Employee to comply with the requirements of
Article 13.2 of this Agreement in the event that such declared conflicts of interest in the course of the duties performed by the employees under this Agreement create an actual or potential conflict of interest, then in which case the requirements of Article 13.2 shall apply.

                                  ARTICLE XIV
                          INDEMNIFICATION AND INSURANCE

14.1 Subject to the requirements of the Act, the Corporation shall indemnify and save harmless the Employee from and against any personal liability which he incurs as a direct result of performing his or her employment duties on behalf of the Corporation, with the exception of the following:

        (a) any liability arising from the Employee's gross negligence or fraud or other acts of willful misfeasance; and

        (b) any liability which the Corporation is prohibited by law from assuming.

14.2 The provisions of this Article 14 shall remain in full force and effect notwithstanding the termination of this Agreement for any reason.

                                   ARTICLE XV
                                     NOTICES

15.1 Any Notice required to be given hereunder may be provided by personal delivery, by registered mail or by facsimile to the Parties hereto at the following addresses:

         To the Corporation:
         Cormax Business Solutions Ltd.
         810, 808 - 4th Avenue S.W.
         Calgary, Alberta
         T3P 3E8
         Attention: Todd Violette

         Fax:     (403) 269-2346



         To the Employee:

         Grahame Entwistle
         59 Woodfield Cres. S.W.
         Calgary, Alberta T2W 3W2



Any Notice, direction or other instrument shall, if delivered, be deemed to have been given and received on the business day on which it was so delivered, and if not a business day, then on the business day next following the day of delivery, and, if mailed, shall be deemed to have been given and received on the fifth day following the day on which it was so mailed, and, if sent by facsimile transmission, shall be deemed to have been given and received on the next business day following the day it was sent.

15.2     Either Party may change its address for Notice in the aforesaid manner.

                                   ARTICLE XVI
                                     GENERAL

16.1     Time shall be of the essence in this Agreement.

16.2 This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta, and subject to the provisions of Article 16.11 of this Agreement, the Parties hereby attorn to the jurisdiction of the Alberta Courts. Should any provision in this Agreement fail to comply with the requirements of the Alberta Employment Standards Code or the Alberta Human Rights, Citizenship and Multiculturalism Act, as amended, or other applicable legislation, the Agreement shall be interpreted and construed in accordance with those statutory requirements.

16.3 This Agreement and any other agreements expressly incorporated by reference herein, constitute the entire agreement between the Parties with respect to the subject matter hereof, and supercede and replace any and all prior agreements, undertakings, representations or negotiations pertaining to the subject matter of this Agreement. The Parties agree that they have not relied upon any verbal statements, representations, warranties or undertakings in order to enter into this Agreement. In the event of a conflict between this Agreement and any other agreement expressly incorporated by reference herein, the terms of this Agreement shall prevail.

16.4 This Agreement may not be amended or modified in any way except by written instrument signed by the Parties hereto. In the event that the Parties hereto wish to amend the terms of any of the Schedules annexed hereto, this shall be done by way of a written amending agreement (the "Amending Agreement") setting forth that the particular schedule or schedules being amended are amended per the terms of the schedule (s) attached to the Amending Agreement, but otherwise the terms of the Agreement will continue in full force and effect, mutatis mutandis, and both parties will then sign the Amending Agreement, and the Amending Agreement will then be attached to this Agreement and then each page of the Agreement and the Amending Agreement shall then be dated and initialed by the Parties hereto.

16.5 This Agreement shall enure to the benefit of and be binding upon the Parties hereto, together with their personal representatives, successors and permitted assigns.

16.6 This Agreement is a personal services agreement and may not be assigned by either Party without the prior written consent of the other Party.

16.7 The waiver by either Party of any breach of the provisions of this Agreement shall not operate or be construed as a waiver by that Party of any other breach of the same or any other provision of this Agreement.

16.8 The Parties agree to execute and deliver such further and other documents, and perform or cause to be performed such further and other acts and things as may be necessary or desirable in order to give full force and effect to this Agreement.

16.9 The Employee agrees that following the termination of the Employee's employment with the Corporation for any reason, the Employee shall tender his or her resignation from any position he or she may hold as an officer or director of the Corporation or any Related Corporation.

16.10 Should any provision in this Agreement be found to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of the Agreement shall not be affected or impaired thereby in any way.

16.11 Any dispute concerning the rights or obligations of the Parties to this Agreement, or concerning the interpretation, validity or enforcement of the Agreement, shall be submitted to binding arbitration in Calgary, Alberta before a single arbitrator pursuant to the Arbitration Act (Alberta). The decision of the arbitrator shall be final and binding on the Parties, and the successful Party shall be entitled to receive its solicitor and client legal costs and disbursements incurred in the arbitration.

         IN WITNESS WHEREOF the Parties hereto acknowledge and agree that they have read and understand the terms of this Agreement, and that they have had an opportunity to seek independent legal advice prior to entering into this Agreement, and that they have executed this Agreement with full force and effect from the date first written above.


                                         Cormax Business Solutions Inc.

                                         Per:  Todd Violette
                                               ---------------------------------
                                               Director

                                         Per:
                                               ---------------------------------
                                               Director
SIGNED, SEALED & DELIVERED
in the presence of:
/s/ Rick Shykora                          /s/ Grahame Entwistle
-----------------------------------       --------------------------------------
Witness                                    [EMPLOYEE]

                                   SCHEDULE A

Job Description

Business Development

Job Description:

Business  Development  will play a critical  role in the company's  growth.  The
Business Development will be responsible for designing, implementing, and managing the company's evolving partnership strategy, sales force, partnership with telecom carriers, cable companies, interconnect companies and telecom equipment suppliers. General responsibilities include identifying strategic partners, negotiating business partnerships, and managing relationships.

Specific responsibilities include the following:

        a. Establish partnerships to broaden the Corporation's channels to market.
        b. Develop and train Expanded's sales force in opening up new accounts and growing existing ones.
        c. Handle all aspects of customers' development and to support their longer-term requirements and assist in planning offerings for the future.
        d.   Actively drive marketing campaigns.
        e.   Work with operations on planning,
        f.   Develop strategic business opportunities,
        g. Co-ordinate marketing activities, to work closely with companies affiliated with the corporation in marketing and product review.

The Business Development will meet regularly with the company's Senior management term to determine whether the corporation should develop, buy, or partner to expand its offering, and to ensure that the corporation product continues to develop in response to changing customer and partner needs.


Base Salary

Base salary shall be $86,400 per annum. The employee shall be eligible to for an annual review by the board of director, which at its own discretion will determine any percent increase to the employee base salary. In the event the board determine the employee shall receive an increase in the base salary they shall use the guideline of 1-6 percent as the basis for any increase. The Base salary shall be paid on a bi-monthly basis on the 15th and 30th of each month, and on the last day in February.

                                   SCHEDULE C

Benefits

Great West Life

Glenn currently participates in a Health Plan made available to all Expanded Systems employees. The plan provides for comprehensive life, medical, dental, vision, and out of country coverage. The premiums are paid for by Expanded Systems with the exception of the Long Term Disability premium to be deducted from the employee's pay.

     Benefit Summary

     Employee Life Insurance :      300% of annual  earnings to a max = $300,000
     Dependant Life Insurance :     Spouse : $10,000, Child : $5000
     Accidental Death :             amount equal to Life Insurance
     Long Term  Disability :        66.7% of the first $3,000 of monthly earn-
                                    ings plus 45% of the remainder to a max =
                                    $6,000 or 95% of your pre-disability  take-
                                    home  pay.  To age 65 - Non taxable
     Healthcare :                   No deductible : Details in attached
                                    "Selectpac" booklet
     Visioncare :                   $150 / 2 years max
     Dentalcare :                   Details included in "Selectpac" booklet.

Parking

Parking is provided for Grahame Entwistle under the Joffre building located at #708 11th Ave. S.W. this fee is paid for by Expanded Systems currently at a rate of $140 per month.

Alberta Health Care Premiums

Employer paid Alberta HealthCare premiums

Business of Expanded Systems

Expanded Systems (ESS) designs and installs wide area network solutions to mid-sized organizations. ESS resells networking and communications hardware along with its own expertise to construct carrier service, internet, and private facility based networks. Expanded Systems also specializes in voice over IP, video conferencing and internet security technologies.

Addresses :

Glenn Boyd
89 Hamptons Grove N.W.
Calgary, Alberta, Canada
T3A 5C1

Grahame Entwistle
59 Woodfield Cres. S.W.
Calgary, Alberta, Canada
T2W 3W2

                         CORMAX BUSINESS SOLUTIONS INC.
                                Stock Option Plan

                                  SCHEDULE "D"

THIS AGREEMENT made as of the _22_ day of __March__, 2001.


BETWEEN:


   Cormax Business Solutions Inc., a Utah corporation having offices in the City of Calgary, in the Province of Alberta (hereinafter called the "Corporation")

                                                               OF THE FIRST PART

                      - and -


   Grahame Entwistle, an individual residing in the City of Calgary, in the Province of Alberta (hereinafter called the "Employee")


                                                              OF THE SECOND PART


1. Grant of Option Rights. Subject to the Employee's continued employment, as provided in this Agreement, the Company hereby grants to the Employee the option rights specified below (the "Option Rights"):

To earn up to but not to excess one million shares over a sixty months.
1.1 The employee has the right to earn one million shares of the Company's stock that are subject to the employee obtaining his revenue goals over the next sixty months (the "Shares"). The employee will be entitled to 200,000 shares per year for the next five years. The price that the employee will pay for each share of stock when it exercises the option is as follows:

Year 1: Employee will pay $0.27 per share for entitled options expiring March 15, 2003
Year 2: Employee will pay $1.00 per share for entitled options expiring March 15, 2004
Year 3: Employee will pay $1.50 per share for entitled options expiring March 15, 2005
Year 4: Employee will pay $2.00 per share for entitled options expiring March 15, 2006
Year 5: Employee will pay $2.50 per share for entitled options expiring March 15, 2007

1.2 The option exercise price, which is not less than the fair market value of the Shares as of the date hereof, and in the case of an Employee who owns 10% or more of the Company's stock, not less than 110% of the fair market value of the Shares.

1.3 The Option Rights may be exercised during the time periods, and as to the number of Shares with respect to when the Option is exercisable during each such time period, as follows:

1.3.1 Option Rights for up to 20% of the Shares may be exercised at any time or times, from and including the date that is 12 months from the date hereof to and including the Expiration Date;

1.3.2 Option Rights for up to an additional 20% of the Shares may be exercised at any time or times, from and including the date that is 24 months from the date of this Agreement to and including the Expiration Date;

1.3.3 Option Rights for up to an additional 20% of the Shares, may be exercised at any time or times, from and including the date that is 36 months from the date of this Agreement to including the Expiration Date;

1.3.4 Option Rights for up to an additional 20% of the Shares, may be exercised at any time or times, from and including the date that is 48 months from the date of this Agreement to including the Expiration Date; and

1.3.5 Option Rights for up to an additional 20% of the Shares, may be exercised at any time or times, from and including the date that is 60 months from the date of this Agreement to including the Expiration Date.

1.4 The minimum number of Shares with respect to which the Option Rights may be exercised is the lesser of 1000 Shares or the total number of Shares with respect to when the Option Rights may be exercised during any given time period.

1.5 To exercise any of the Option Rights, the Employee must have remained in the employ of the Company or one of its affiliates continuously through the exercise date, except as otherwise provided in Section 3 below. The granting of the Option Rights will impose no obligation on the Company or any of its affiliates to continue the employment of the Employee, and will not lessen or affect the right of the Company or any affiliate that employs the Employee to terminate such employment or to change the duties, compensation, or other terms of employment of the Employee. Any Option Rights that are not exercised on or before the Expiration Date (as defined in Section 3 below) will automatically terminate and become null and void.

2. Fractional Shares; Compliance with Laws. In no event will the Company be required to issue fractional shares upon the exercise of any Option Rights granted under this Agreement. No Option Rights may be exercised, and the Company will not be required to issue or deliver any certificate(s) for any of the

Shares until there has been compliance with all then applicable requirements of law, including such registration or other proceedings under federal and state securities laws as may in the Company's opinion be necessary or appropriate.

3. Necessity of Employment When Option is Exercised. The Option Rights, to the extent they have not expired or been exercised, will terminate and become null and void on the date that the Employee ceases, for any reason, to be an employee of the Company or one of its affiliates, and will not be exercisable on or after such date, except that:

3.1 In the event of the termination of such employment for any reason other than the death or disability of the Employee, the Employee may, at any time within a period of one month after such termination of employment, exercise any or all of the Option Rights to the extent the Option Rights were exercisable under the provisions of Section 1 in this Agreement on the date of the termination of such employment.

3.2 In the event of the death of disability of the Employee while in the employ of the Company, the Employee, the personal representatives of the Employee or any person or persons who acquired any such Option Rights from the Employee by will or the applicable laws of descent and distribution may, at any time within a period of three months after the death or disability of the Employee, exercise any or all of the Option Rights to the extent the Option Rights were exercisable under the provisions of Section 1 within this Agreement on the date of the death or disability of the Employee.

         In no event may any Option Rights be exercised by any person or entity after the date immediately preceding the 5th anniversary date of the grant of the options to the Employee under this Agreement, or the date on which the Option Rights terminate pursuant to this Section 3 or any other provision of this Agreement. Each such date is referred to in this Agreement as the "Expiration Date." References throughout this Agreement to the Employee will be deemed, where appropriate, to include any person entitled to exercise the Option Rights after the death of the Employee under the terms of Section 3.1 or Section 3.2.

4. Nonassignability of Option Rights. The Option Rights: (1) will, except as provided in Section 3 of this Agreement, be exercisable only by the Employee;
(2) will not be transferred, assigned, pledged or hypothecated in any manner whatsoever, whether voluntarily, involuntarily or by operation of law; and (3) will not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the Option Rights contrary to the provisions of this Agreement, the Option Rights will immediately become null and void.

5. Adjustments. Appropriate proportionate adjustments will be made by the Company in the number and class of Shares subject to the Option Rights and the exercise price of the Option Rights in the event that: (1) the common stock of the Company is changed by reason of any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, or converted into or exchanged for other securities as a result of any merger, consolidation or reorganization; or (2) the outstanding number of shares of common stock of the Company is increased through payment of a stock dividend;

provided, however, that the Company will not be required to issue fractional shares as a result of any such adjustment. If there is any other change in the number or kind of the outstanding shares of capital stock of the Company, or of any other security into which such stock will have been changed or for which it will have been exchanged, and if the Board, in its sole discretion, determines that such change equitably requires any adjustment in the Option Rights granted under this Agreement, such adjustment will be made in accordance with the determination of the Board. No adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional sales of its capital stock or securities convertible into or exchangeable for shares of its capital stock. All adjustments will be made in such a manner that will allow the Option Rights to continue to qualify under Section 422A as "Incentive Stock Option" rights.

         New option rights may be substituted for the Option Rights, or the Company's duties under this Agreement may be assumed by an employer corporation other than the Company, or by a parent or subsidiary of such employer corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation, or like occurrence, where the Company is involved, in such a manner that will allow the Option Rights to continue to qualify as "incentive stock option" rights under Section 422A and to the full extent permitted thereby. Notwithstanding the foregoing provisions of this Paragraph 5, in the event such employer corporation, or parent or subsidiary of such employer corporation, refuses to substitute new option rights for, and substantially equivalent to, the option rights, or to assume the Options Rights, as permitted by the Code, the Option Rights will terminate and therefore become null and void: (1) upon the reorganization; dissolution or liquidation of the Company, or similar occurrence; or (2) upon any merger, consolidation, acquisition, or separation, or similar occurrence, if the Company is not the surviving corporation; provided, however, that the Employee will have the right, immediately prior to or concurrently with such reorganization, dissolution, liquidation, merger, consolidation, acquisition, separation or similar occurrence, and upon at least 10 days' written notice thereof, to exercise any unexpired Option Rights granted under this Agreement to the extent the Option Rights are exercisable at the time of mailing of such notice, but subject, nevertheless, to the condition that no Option Rights granted under this Agreement may be exercised after the Expiration Date.

6. Method of Exercise; Rights of Optionee in Stock. The Option Rights will be exercisable upon delivery to the Company of an executed Investment Representation Letter, accompanied by payment in cash to the Company of the option exercise price as to the Shares being purchased. Neither the Employee nor his / her personal representatives, heirs, or legatees will have any rights or privileges of a shareholder of the Company in respect to the Shares issuable upon the exercise of the Option Rights, unless and until certificate(s) representing such shares will have been issued and delivered in accordance with the terms hereof.

7. Notices. Any notice to be given under the terms of this Agreement will be mailed, sent by facsimile, telegraphed or delivered, and confirmed, to the

Company, in care of its Secretary, at the principal office of the Company, and any notice to be given to the Employee will be mailed, telegraphed or delivered, and confirmed, to him or her at the address given beneath his / her signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice will be deemed to have been duly given 48 hours after the deposit in the United States mail or Canada Postal Service, addressed as mentioned before, registered or certified and postage and registry or certification fee prepaid.

8. Date of Grant. The Option Rights will be deemed to have been granted on the date when the Company executed this Agreement and notified the Employee of the granting of the Option Rights. Such date is within 5 years from the Effective Date as defined in the Plan.

9. Option Rights Governed by Plan and Internal Revenue Code. The provisions of the Plan will be deemed to be incorporated in and to have been made a part of this Agreement, and will be deemed to be controlling in the event that any of the provisions of this Agreement are inconsistent. This Agreement will be deemed to include such other provisions not set forth in the Plan or herein, or inconsistent with any provisions set forth in the Plan or herein, as may be necessary to qualify the option granted under this Agreement as an "incentive stock option" under Section 422A.

10. Acquisition for Investment. By accepting this Stock Option Agreement, the Employee represents, covenants, and warrants for himself, his personal representatives, heirs, and legatees that such stock Option Rights are being acquired with no view to any distribution and that, upon each issuance of Shares in accordance with this Agreement, the Employee, his personal representatives, heirs, or legatees receiving such Shares will, if requested, represent in writing to the Company that such Shares are being acquired with no view to any distribution or will make such other representations in writing to the Company, with respect to the further transfer of such Shares, as may be deemed by the Company to be necessary or appropriate under the applicable federal and state securities laws. The Company, at its sole discretion, may take all reasonable steps (including the affixing of an appropriate legend on certificates embodying such Shares) to assure itself against any resale or distribution not in compliance with federal or state securities laws.

11. Persons Bound.  Subject to the  provisions  against  assignment set forth in
Section 4 hereof, this Agreement will be binding upon and inure to the benefit of any successor or successors of the Company, and the personal representatives, heirs, and legatees of the Employee.

12. Stock Restriction Agreement. By executing this Agreement, the Employee agrees to be bound by all the terms and conditions of the form of Stock Restriction Agreement of the Company that is in existence immediately prior to the date that any Option Rights are exercised, a copy of which will be delivered to him prior to his exercise of the Option Rights. The Stock Restriction Agreement will include provisions that: (1) prohibit the Employee from transferring any Shares to a third party without first offering the Shares to the Company and its other shareholders for purchase; and (2) grant the Company and its other shareholders options to purchase any or all of the Shares of an Employee who dies, becomes disabled or files for bankruptcy or whose employment with the Company is terminated.

         The Company has caused this Agreement to be executed on its behalf by an officer of the Company, on the date set forth above, and the Employee has executed this Agreement on or as of such date, which date is the time of the granting of the Option Rights.

         We have carefully reviewed this contract and agree to and accept its terms and conditions. We are executing this Agreement as of the day and year first written above.

EMPLOYEE                            CORMAX BUSINESS SOLUTIONS INC.

/s/ Grahame Entwistle               /s/ Todd Violette
-------------------------           --------------------------
Grahame Entwistle                   Todd A. Violette, President

                                  SCHEDULE "E"
                                  ------------

                              RELEASE AND INDEMNITY


1.       RELEASE

IN CONSIDERATION of the payment to me by the Corporation in the total amount of _________, the receipt and sufficiency of which is hereby acknowledged, I, Grahame Entwistle, do for myself and my heirs, executors, administrators and assigns (hereinafter collectively referred to as "I", "me" or "my"), forever release, remise and discharge the Corporation their subsidiaries, affiliates, predecessors, successors, divisions, joint venturers, business partners, parent companies and related companies, and all of their officers, directors, employees, agents, insurers, heirs, executors and assigns (hereinafter collectively referred to as the "Releasees"), jointly and severally from any and all actions, causes of action, contracts (whether express or implied), claims and demands for damages, loss or injury, suits, debts, sums of money, indemnity, expenses, interest, costs and claims of any and every kind and nature whatsoever, at law or in equity, which against the Releasees I have ever had, now have, or can hereafter have by reason of or arising out of any cause or causes whatsoever existing up to and inclusive of the date of this Release, including, without limiting the generality of the foregoing:

        (a)       my employment with Cormax and Expanded;

        (b)       the termination of my employment with Cormax and Expanded;

        (c) any and all claims for damages, salary, wages, termination pay, severance pay, vacation pay, commissions, bonuses, expenses, allowances, incentive payments, insurance, Group RRSP or any other benefits arising out of my employment with Cormax and Expanded or the termination of my employment with Cormax and Expanded; and

2.       NO ADMISSION

I acknowledge that the payment given to me pursuant to the above paragraph does not constitute any admission of liability by or on behalf of the Releasees.

3.       INDEMNITY FOR TAXES, ETC.

I further agree that for the aforesaid payment, I will save harmless and indemnify the Releasees from and against all claims, taxes, penalties or demands which may be made by the Minister of National Revenue requiring the Releasees to pay income tax under the Income Tax Act (Canada) in respect of all income tax payable by me in excess of the income tax previously withheld, and in respect of any and all claims, charges, taxes, penalties or demands which may be made on behalf of or related to the Employment Insurance Commission or the Canada Pension Commission under the applicable statutes and regulations, with respect to any amount which may, in the future, be found to be payable by the Releasees in respect of me.

4.       EMPLOYMENT STANDARDS

I acknowledge receipt of all wages, overtime pay, vacation pay, general holiday pay and pay in place of termination of employment that I am entitled to by virtue of the Alberta Employment Standards Code or pursuant to any other applicable labour or employment standards legislation, and I further confirm that there are no entitlements, overtime pay or wages due and owing to me by the Releasees.

5.       BENEFITS AND INSURANCE CLAIMS

I acknowledge and agree that the payment to me herein includes full compensation and consideration for the loss of my employment benefits and that all of my employment benefits shall cease on the date of termination of my employment. I acknowledge that I have received all benefit entitlements, including insurance benefits to date, and have no further claim against the Releasees for benefits. I fully accept sole responsibility to replace those benefits that I wish to continue and to exercise conversion privileges where applicable with respect to my employment benefits, or the loss of my employment benefits. I hereby release the Releasees from any further obligations or liabilities arising from my employment benefits.

6.       HUMAN RIGHTS

I agree that execution of this Release has the effect of precluding the consideration of any complaint by me pursuant to the Alberta Human Rights, Citizenship and Multiculturalism Act, or pursuant to any other applicable human rights legislation.

7.       CONFIDENTIALITY AND NON-DISCLOSURE

I recognize and acknowledge that during my employment with Cormax and Expanded I had access to certain confidential and proprietary information, the disclosure of which would be harmful to the interests of Cormax and Expanded and their clients. I acknowledge and agree that I have taken and will in future take appropriate precautions to safeguard the confidential information of Cormax and Expanded. I further agree that I will not divulge or disclose, directly or indirectly, the contents of this Release or the terms of settlement relating to the termination of my employment with Cormax and Expanded to any person except my legal and financial advisors on the condition that they maintain the confidentiality thereof, or as required by law.

8.       FURTHER CLAIMS

I agree not to make any claim or take any proceedings against any other person or corporation that might claim contribution or indemnity under the provisions of any statute or otherwise against any of the Releasees.

9.       UNDERSTANDING

AND I HEREBY DECLARE that I have had the opportunity to seek independent legal advice with respect to the matters addressed in this Release and the terms of settlement which have been agreed to by me and the Releasees and that I fully understand this Release and the terms of settlement. I have not been influenced by any representations or statements made by or on behalf of the Releasees. I hereby voluntarily accept the said terms for the purpose of making full and final compromise, adjustment and settlement of all claims as aforesaid.

10.      COMPLETE AGREEMENT

I understand and agree that this Release and the Settlement Agreement attached hereto contain the entire agreement between the Releasees and myself and that the terms of this Release and the Settlement Agreement are contractual and not a mere recital.



         DATED at the City of Calgary, in the Province of Alberta, this ________ day of _______________, 2000.

                                  Schedule "G"

                                   Disclosure

                                  Telepipe Inc.

Background on the Company

TELEPIPE INC. is a privately held company, incorporated on August 11, 2000, under the Alberta Business Corporations Act. The head office of TELEPIPE INC. is located at Suite 1125 - 633 6 Avenue S.W. Calgary Alberta, Canada T2P 2Y5. Corporate Access Number: 208926253. Grahame Entwistle is a director of Telepipe Inc. with a 20% ownership.

"TELEPIPE" is a solutions provider for installing fiber optics in existing pipe infrastructure.

The Goals and Objectives

The goals and objectives of TELEPIPE INC. are:

o To be a liner reseller and a solution provider for the fiber optic in-pipeline solution. Telepipe will provide the following advantages over traditional fiber-optic installations:
        a)     Displacing traditional conduit deployment
        b) Minimal disturbances to the surrounding environment such as city streets, or environmentally sensitive areas
        c) Upgrade existing municipal and energy piping infrastructure and in the process provide a cost effective fiber optic installation solution
        d) Diversification of capital investment and cross pollination of technologies for revenue sharing between telecommunication and municipalities or energy industries
o To provide turnkey solutions by forming a consortium of complementary companies, i.e. Expanded Systems Solutions Inc.
o    Leverage consortium members' existing business towards new opportunities
o    Expand our offering scope and provide a single point of contact

                            ATTACHMENT to SCHEDULE G

We  hereby  acknowledge  all  to  this  employment   agreement  parties  have  a
relationship with Wirelesson.com, an Ontario corporation.







         /s/ Grahame Entwistle
X----------------------------------








         /s/ Todd Violette
X----------------------------------